Exhibit 99.1

AMIH’s EPIQ MD Launches Its Online Healthcare Platform Providing Affordable
Primary Medical and Mental Health Care, Wellness Programs, Discount
Prescriptions and More

Designed to Serve the Estimated 80+ Million Combined Uninsured and Underinsured
Americans, EPIQ MD Aims to Transform the US Healthcare Landscape

Dallas, Texas — September 14, 2021 – American International Holdings Corp. (OTCQB: AMIH), a diversified holding company that develops, acquires and operates technology-based health and wellness companies, today announced its subsidiary EPIQ MD, Inc., has launched its online healthcare platform bringing its comprehensive suite of telemedicine services to the estimated more than 80 million Americans who are uninsured, or underserved by traditional health insurance.

These services include primary medical and mental health care, preventative health and wellness programs, medical advocacy, discounted prescriptions and much more. EPIQ MD has the advantage of having been conceived and developed as a low-cost digital telemedicine company — not a digital extension of a traditional brick & mortar HMO trying to lower their fixed cost of delivery. EPIQ MD was designed to offer low-priced, high-value services to fill the largest gaps in the US healthcare system with its entry into the estimated $36.6 billion North American telemedicine marketplace.

Why EPIQ MD

Jacob Cohen, AMIH Chief Executive Officer, said, “Research shows that 21% of American “insured” adults had such high out-of-pocket costs or deductibles relative to their income that they were effectively underinsured. Over one-third of adults report skipping prescriptions, or necessary medical tests, or not seeing a doctor when sick. We believe that is unacceptable, and EPIQ MD is determined to transform and offer the marketplace basic medical and mental health services with plans as low as $29.95 per month.”

Experts report American Medical Association and Wellness Council of America research that, “Nearly 75% of all doctors, urgent care, and ER visits “are either unnecessary or could be handled safely and effectively over the phone or video.”

Even under the Affordable Care Act (ACA), many uninsured people cite the high cost of insurance as the main reason they lack coverage. EPIQ MD’s unique business model is designed to deliver many of the most commonly needed medical services, primary care, and a full suite of related services, that we believe are out of reach for most uninsured as well as the millions of middle-class families with traditional medical insurance plans carrying exorbitant deductibles.

EPIQ MD offers a subscriber-based model designed to be affordable for everyone, with service options starting at $29.95 per month and up to $49.95 for larger families. It strives to be the all-in-one leading healthcare service provider for many millions of underserved Americans.

“People understand the number of persons who are uninsured and receive no or minimal healthcare, but what is commonly overlooked is how half of the 43 percent of “uninsured or underinsured” Americans – or one quarter of all “insured” Americans – still cannot afford adequate health care,” Mr. Cohen added “This is why we created EPIQ MD… to bridge that gap.”

As of today, Dallas-based EPIQ MD is active and is planned to be marketed in Texas, Alaska, Georgia and Illinois, covering an estimated 53.8 million residents or over 16% of the US population. To ensure the highest quality control, it plans to scale up its full-service coverage incrementally to all 50 U.S. states by year-end 2022.

EPIQ MD’s services can be accessed at its website; www.epiqmd.com, by email at enroll@epiqmd.com or by calling into its call center at 1-(844)-8-EPIQ MD, or 844-837-4763. Get all of the latest news and developments by following EPIQ MD on social media outlets: Facebook, Instagram or Linked-In.

The Facts About Uninsured, and Underinsured Health Care Coverage

According to a November 6, 2020, Kaiser Family Foundation report entitled “Key Facts about the Uninsured Population”, most uninsured people have at least one worker in the family and in 2019, 73.7% of uninsured nonelderly adults said they were uninsured because coverage is not affordable.

The 2020 Commonwealth Fund Biennial US Health Insurance Survey (entitled, “U.S. Health Insurance Coverage in 2020: A Looming Crisis in Affordability”), reported that in the first half of 2020, 43.4% of adults were inadequately insured, which group is made up of uninsured (12.5%), insured but had a coverage gap (9.5%), or insured continuously but had such high out-of-pocket costs or deductibles relative to their income that they were effectively underinsured (21.3%). That report also found that more than one-third (35%) of all adults reported at least one cost-related problem getting needed health care in the past year including not filling a prescription; skipping a recommended test, treatment, or follow-up visit; not going to a doctor when sick.

About EPIQ MD, Inc.

EPIQ MD believes that everyone deserves to live an epic life. It is the convergence of primary medical and mental health care, preventative care and wellness programs - on one digital platform, in a single offering. Conceived as a digital telemedicine-based business from the start, its core mission is to bring these services and knowledge to the 80 million Americans who are uninsured or underinsured. Its telemedicine platform provides services such as: primary care, medical advocacy, ask a medical expert, mental health services, discounted diagnostic lab services, prescription discount program, nutritional planning and much more. EPIQ MD is a subsidiary of American International Holdings Corp. (AMIH).

About American International Holdings Corp.

American International Holdings Corp. (OTCQB: AMIH) is an investor, developer and asset manager of diversified, synergistic health and wellness businesses. Today, the AMIH portfolio encompasses telemedicine and other virtual health platforms, affordable subscriber-based primary care and concierge medicine plans, preventative care solutions and wellness related assets such as mental & behavioral health services, as well as its own proprietary life coaching platform. AMIH markets its various services through direct-to-consumer and business-to-business distribution channels. AMIH’s focus is on bringing to market technologies and solutions that advance the quality of life for the global community.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, including within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, operations, expansion, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the Company, our limited operating history; our need for additional funding to support our operations, repay debt and expand our operations; the effects of COVID-19 on our operations and prospects, including the recent closures of our MedSpas and nutrition store, and the future effects of COVID-19 on us and our operations; impairments we may be required to assess in connection with our assets and goodwill; risks associated with our recent launch of a telehealth platform, including liability in connection therewith, funding needed to support such operations and other risks associated with the operations of the telehealth platform; disruptions to our operations or liabilities associated with future acquisitions; our ability to continue as a going concern; our dependence on our sole officer and director, Jacob D. Cohen, including the lack of independent directors, and related party transactions affecting the Company; competition we face; our ability to maintain our varied operations, and service our indebtedness; material weaknesses in our controls and procedures; our ability to obtain and maintain adequate insurance; legal challenges and litigation; liability associated with our contracting operations; the terms of Mr. Cohen’s employment agreement; dilution caused by the conversion of outstanding notes, conversion of preferred stock, exercise of outstanding warrants, and future fund-raising activities; price of, volatility in, and lack of robust trading market for, our common stock; the fact that Mr. Cohen has voting control over the Company; and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. These risk factors and others are included from time to time in filings made by the Company with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Investors Relations Contact

Frank Benedetto

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